Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Silverleaf Resorts, Inc
Dallas, Texas

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-64763 and 333-118474) and in the Registration Statement on Form S-3 (Nos. 333-134888 and 333-146854) of Silverleaf Resorts, Inc. of our reports dated March 11, 2008, relating to the consolidated financial statements and the effectiveness of Silverleaf Resorts, Inc.’s internal control over financial reporting, which appears in this Annual Report on Form 10-K.

/s/ BDO Seidman, LLP
Dallas, Texas
March 11, 2008